Exhibit 10.1.f
AMENDMENT NO. 5
TO THE
CEDAR SHOPPING CENTERS, INC.
SENIOR EXECUTIVE DEFERRED
COMPENSATION PLAN
               WHEREAS, Cedar Shopping Centers, Inc. (the “Company”) has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (as amended from time to time, the “Plan”); and
               WHEREAS, Section 9.1 of the Plan generally permits the Board of Directors of the Company to amend the Plan; and
               WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects but only with respect to Brenda J. Walker, Thomas B. Richey, Stuart H. Widowski and Ann Maneri (the “Affected Participants”);
               NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Section 9.2 of the Plan is hereby amended by adding the following sentence at the end thereof:
“To the extent an Affected Participant is entitled to receive a Tax Gross-Up Payment under this Section 9.2, the Company shall be required to pay such Tax Gross-Up Payment to the Affected Participant no later than the last day of the Affected Participant’s taxable year next following the Affected Participant’s taxable year in which the related taxes are remitted to the applicable taxing authority.”
2.	This Amendment shall be effective as of December 11, 2007.

3.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.
               IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company this 11th day of December, 2007.

CEDAR SHOPPING CENTERS, INC.
By:	/s/ LEO S. ULLMAN
	Name:	Leo S. Ullman
	Title:	President